                                                                    Exhibt 28(b)


                                  SPIEGEL, INC.

                         CLASS A NON-VOTING COMMON STOCK

                             OPTION AGREEMENT NO. __


         This Option Agreement No. __ entered into this _______ day of ____________________, 19__ , by and between Spiegel, Inc., a Delaware corporation ("Spiegel"), and _____________________________ ("Optionee").

         WHEREAS, Spiegel desires to grant the Optionee an Option to purchase shares of its $1.00 par value per share Class A Non-Voting Common Stock ("Class A Stock") subject to the terms and conditions hereinafter set forth, pursuant to the provisions of the Spiegel Group Incentive Stock Option Plan (the "Plan") which was adopted by Spiegel on November 17, 1998 and which was subsequently approved by the Class B Voting Common Stockholders of Spiegel.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                  1. GRANT OF OPTION.

                          Spiegel, pursuant to the Plan, hereby grants to the
                  Optionee the option ("Option") to purchase ___________ shares of Class A Stock, subject to the terms and conditions hereinafter set forth. The date of the grant of the Option is the date of this Stock Option Agreement.

                  2. PURCHASE PRICE.

                          The purchase price of the Class A Stock covered by
                  the Option shall be ____________________________________
                  ($________________) per share.

                  3. PERIOD OF EXERCISE AND TERMS AND CONDITIONS OF OPTION.

                          This Option may be exercised between the date hereof
                  and the date ten (10) years after the date hereof from time to time, in whole or in part as to one or more whole shares of Class A Stock covered by the Option, subject to the terms and conditions set forth below. Anything contained herein to the contrary notwithstanding, the Option granted hereunder shall not be exercisable in whole or in part after the expiration of ten (10) years after the date of grant thereof. The Option granted hereby shall be subject to the following terms and conditions:

                           (a) PERIOD OF EXERCISE OF OPTIONS.

                           Except as otherwise specifically provided herein:

                                            (1) No portion of the Option granted
                                    hereby shall be exercisable until December
                                    31, 1999 (or the next preceding business day if December 31, 1999 is a holiday) when the Option shall become and remain exercisable for 20% of the shares covered thereby. The Option granted hereby shall become and remain exercisable for an additional 20% of the shares covered thereby on December 31, 2000, December 31, 2001, December 31, 2002
                                    and December 31, 2003 (or the next business day preceding any said December 31st which is a holiday);

                                            (2) An Optionee may exercise a
                                    portion of the Option from the date that portion first becomes exercisable until the Option expires or is otherwise terminated;

                                            (3) In the case of any fractional
                                    share resulting from any calculation under the Plan, the shares available for exercise shall be determined to the nearest lower number of whole shares.

                           (b) MAXIMUM VALUE OF STOCK WITH RESPECT TO WHICH OPTION IS EXERCISABLE FOR FIRST TIME IN ANY CALENDAR YEAR.

                                    Anything contained herein to the contrary
                           notwithstanding, to the extent the aggregate fair market value (determined at the time the option is granted) of stock with respect to which options are exercisable for the first time by Optionee during any one calendar year (under this Plan and all other incentive stock option plans of Spiegel or any parent or subsidiary corporation of Spiegel) shall exceed One Hundred Thousand Dollars ($100,000.00), such excess options shall be treated as options which are not incentive stock options as determined under the Plan.

                           (c) TRANSFER OF OPTION.

                                    Neither the whole nor any part of this
                           Option shall be transferable by the Optionee or by operation of law during the Optionee's lifetime and at the Optionee's death this Option or any part thereof shall only be transferable by the Optionee's will or by the laws of descent and distribution. This Option may be exercised during the lifetime of the Optionee only by the Optionee. This Option, and any and all rights granted to the Optionee hereby, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of the Option or such rights, or upon the bankruptcy or insolvency of the Optionee.

                           (d) TERMINATION OF EMPLOYMENT.

                                    This Option may not be exercised after the
                           termination of the employment of the Optionee with Spiegel and its "subsidiary corporations" as that term is defined in the Plan (collectively, the "Corporation") except as hereinafter provided, specifically subject, however, to the provisions of the second sentence of the first paragraph of this
                           Section 3:

                  (1) RETIREMENT.

                           This Option may be exercised within three (3) months
                  after the Retirement (as hereinafter defined) of the Optionee and the Option shall be exercisable for all of the shares covered thereby, notwithstanding the provisions of paragraph
                  (a)(1) of this Section 3. For purposes of this Option Agreement, "Retirement" shall mean any termination of employment with the Corporation occurring after (i) the completion of ten (10) years of service with the Corporation, and (ii) the date on which the Optionee's age and years of service with the Corporation add up to seventy (70).

                  (2) DISABILITY.

                           This Option may be exercised within three (3) months
                  after the termination of the employment of the Optionee by reason of the Disability (as hereinafter defined) of the Optionee and the Option shall be exercisable for all of the shares covered thereby, notwithstanding the provisions of paragraph (a)(1) of this Section 3. For purposes of this Option Agreement, the Optionee shall be deemed to have incurred a "Disability" if a disinterested duly licensed medical doctor appointed by the Corporation determines that the Optionee is totally and permanently prevented, as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause, from holding the job or position with the Corporation or engaging in the employment activity, or a comparable job or employment activity with the Corporation, which the Optionee held or customarily engaged in prior to the occurrence of the disability (provided, however, that disability hereunder shall not include any disability incurred or resulting from the Optionee's having engaged in a criminal act or enterprise, or any disability consisting of or resulting from the Optionee's chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury).

                  (3) DEATH.

                                    (i) If the Optionee shall die while employed
                           by the Corporation or within three (3) months after termination of employment with the Corporation by reason of Retirement or Disability, the Option granted hereby to such deceased Optionee shall be exercisable within one (1) year after the date of the Optionee's death and the Option shall be exercisable for all of the shares covered hereby, notwithstanding the provisions of paragraph (a)(1) of this Section 3.

                                    (ii) If the Optionee shall die within three
                           (3) months after termination of employment with the Corporation for a reason other than Retirement or Disability, the Option granted hereby to such deceased Optionee shall be exercisable within one (1) year after the date of the Optionee's death but the Option may not be exercised for more than the number of shares, if any, as to which the Option was exercisable by the Optionee immediately prior to his death.

                                    (iii) The legal representative, if any, of
                           the deceased Optionee's estate, or the appropriate legatees or distributees of the deceased Optionee's estate may exercise this Option on behalf of the Optionee.

                 (4) INVOLUNTARY TERMINATION OF EMPLOYMENT.

                           This Option may be exercised within three (3) months
                  after the Involuntary Termination of Employment (as hereinafter defined) of the Optionee with the Corporation and the Option shall be exercisable for all of the shares covered thereby, notwithstanding the provisions of paragraph (a)(1) of this Section 3. For purposes of this Option Agreement, "Involuntary Termination of Employment" shall mean any termination of the Optionee's employment with the Corporation by reason of the discharge, firing or other involuntary termination of the Optionee's employment by action of the Corporation other than an involuntary termination for cause as described in subparagraph (6) of this paragraph (d).

                  (5) VOLUNTARY TERMINATION OF EMPLOYMENT.

                         This Option may be exercised, if otherwise timely,
                  within three (3) months after the Voluntary Termination of Employment (as hereinafter defined) of the Optionee with the Corporation but the Option may not be exercised for more than the number of shares, if any, as to which the Option was exercisable by the Optionee immediately prior to such termination of employment as determined under the provisions of paragraph (a)(1) of this Section 3. For purposes of this Option Agreement, "Voluntary Termination of Employment" shall mean any voluntary termination of employment with the Corporation by reason of the Optionee's quitting or otherwise voluntarily leaving the Corporation's employ other than a voluntary termination of employment by reason of Retirement or a voluntary termination of employment constituting a termination for cause as described in subparagraph (6) of this paragraph (d).

                  (6) TERMINATION FOR CAUSE.

                           Anything contained herein to the contrary
                  notwithstanding, if the termination of the Optionee's employment with the Corporation is as a result of or caused by the Optionee's theft or embezzlement from the Corporation, the violation of a material term or condition of his employment, the disclosure by the Optionee of confidential information of the Corporation, conviction of the Optionee of a crime of moral turpitude, the Optionee's stealing trade secrets or intellectual property owned by the Corporation, any act by the Optionee in competition with the Corporation or any other act, activity or conduct of the Optionee which in the opinion of the Board Committee of the Board of Directors of Spiegel is adverse to the best interests of the Corporation, then this Option and any and all rights granted to such Optionee hereunder, to the extent not yet effectively exercised, shall become null and void effective as of the date of the occurrence of the event which results in the Optionee ceasing to be an employee of the Corporation and any purported exercise of the Option by or on behalf of the Optionee following such date shall be of no effect.

                           (e) ACCELERATION.

                                    The Stock Option Committee (the
                           "Committee"), which administers the Plan, may, in the case of merger, consolidation, dissolution or liquidation of Spiegel, accelerate the expiration date of this Option for any or all of the shares covered thereby (but still giving the Optionee a reasonable period of time to exercise the Option with respect to any portion thereof outstanding prior to the accelerated expiration date) and may, in the case of merger, consolidation, dissolution or liquidation of Spiegel, or in any other case in which it feels it is in the Corporation's best interest, accelerate the date or dates on which this Option or any part of this Option shall be exercisable for any or all of the shares covered thereby.

                           (f) RIGHTS AS A STOCKHOLDER.

                                    The Optionee shall have no rights as a
                           stockholder with respect to any shares covered by this Option until the date that Spiegel receives payment in full for the purchase of said shares pursuant to the effective exercise of this Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such payment is received by Spiegel, except as provided in Section 7 of the Plan. Spiegel shall not be required to issue or deliver any certificate for shares of its Class A Stock purchased upon the exercise of all or any part of this Option before (1) the admission of such shares to listing on any stock exchange on which such stock may then be listed, or, if applicable, approved for inclusion on the National Market System of the NASD and (2) completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that Spiegel shall, in its sole discretion, determine is necessary or advisable.

                           (g) COMPLIANCE WITH SECURITIES EXCHANGE ACT.

                                    Notwithstanding anything herein to the
                           contrary, this Option shall always be exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the

                           Securities Exchange Act of 1934 as the same now exists or may, from time to time, be amended.

                           (h) OPTION SUBJECT TO TERMS OF PLAN.

                                    The exercise of this Option shall be
                           additionally conditioned and limited as provided in the Plan.

                  4. METHOD OF EXERCISE.

                           Subject to the terms and conditions of this Stock
                  Option Agreement and the Plan, the Optionee, in order to exercise the Option, must notify the Committee in writing in a form acceptable to the Committee to that effect at Spiegel, Inc., Stock Option Committee, c/o Michael R. Moran, 3500 Lacey Road, Downers Grove, Illinois 60515-5432. Such written notice must state the election to exercise the Option granted under this Stock Option Agreement, and specify the number of shares of Class A Stock to be purchased. Such notice must be accompanied by cash, or a check payable to Spiegel, Inc. in the amount of the full purchase price in United States Dollars for the shares of Class A Stock to be purchased. The Option shall be considered as having been effectively exercised only upon the receipt by the Committee of the written notice of the exercise of the Option and the payment of the full purchase price for the shares of Class A Stock to be purchased in accordance with the preceding provisions of this Section 4.

                  5. GENERAL PROVISIONS.

                                    (a) Spiegel shall make available such number
                           of shares of Class A Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay any original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by Spiegel in connection herewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of independent counsel for Spiegel shall be applicable thereto.

                                    (b) This Option Agreement shall be subject
                           to such amendment and modification from time to time as the Committee shall deem necessary to comply with applicable law or regulation.

                                    (c) The Optionee, in executing this Stock
                           Option Agreement, acknowledges that he has received from the Committee a copy of the provisions of the Plan and the prospectus describing the Option granted hereby and the Class A Stock covered by the Option.


         IN WITNESS THEREOF, Spiegel, Inc. and the Optionee have cause this Option Agreement as first numbered above to be duly executed, all on the day and year first above written.


                                      SPIEGEL, INC.


                                      By:
                                         --------------------------------------
                                         Chairman of the Spiegel, Inc.
                                         Stock Option Committee


                                         --------------------------------------
                                         Optionee